Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Report”) filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2022 and, if not defined in the Report, the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the SEC on December 7, 2021. Unless the context otherwise requires, all references in this section to “Virgin Orbit” or “Virgin Orbit Holdings, Inc.” refer to NextGen and its wholly owned subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined financial information of Virgin Orbit has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 and presents the combination of the historical financial information of NextGen and Vieco USA adjusted to give effect to the Business Combination and the other related events contemplated by the Merger Agreement. The unaudited pro forma condensed combined financial information of Virgin Orbit also gives effect to other financing events consummated by Vieco USA that are not yet reflected in the historical financial information of Vieco USA and are considered material transactions separate from the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical unaudited balance sheet of NextGen as of September 30, 2021 with the historical unaudited consolidated balance sheet of Vieco USA as of September 30, 2021 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical unaudited condensed statement of operations of NextGen for the period from January 11, 2021 (inception) through September 30, 2021 and the historical unaudited consolidated statement of operations of Vieco USA for the nine months ended September 30, 2021 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed statement of operations for the year ended December 31, 2020 adjusts the historical audited consolidated statement of operations of Vieco USA for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which were included in the Proxy Statement/Prospectus:

●	the historical unaudited condensed financial statements of NextGen as of and for the period from January 11, 2021 (date of inception) through September 30, 2021, and the historical audited financial statements of NextGen for the period from January 11, 2021 (date of inception) to January 18, 2021;

●	the historical unaudited consolidated financial statements of Vieco USA as of and for the nine months ended September 30, 2021 and the historical audited consolidated financial statements of Vieco USA as of and for the year ended December 31, 2020; and

●	other information relating to NextGen and Vieco USA included in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “Proposal No. 1 — The BCA Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with the sections entitled “NextGen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Vieco USA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in the Proxy Statement/Prospectus.

Description of the Business Combination

Pursuant to the Merger Agreement, NextGen was renamed “Virgin Orbit Holdings, Inc.” Merger Sub merged with and into Vieco USA, with Vieco USA surviving the Merger. Vieco USA became a wholly owned subsidiary of Virgin Orbit. Upon the consummation of the Business Combination, holders of all issued and outstanding Vieco USA common stock received a total of 303,320,884 shares of Virgin Orbit common stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio issued and outstanding as of the Closing and all holders of issued and outstanding Vieco USA Options received Virgin Orbit Options, covering 10,825,081 shares of Virgin Orbit common stock after giving effect to the Exchange Ratio, based on the following events contemplated by the Merger Agreement:

●	the surrender and exchange of all 100 issued and outstanding shares of Vieco USA common stock and 242,423,615 shares of VO Holdings common stock into 242,423,615 shares of Vieco USA common stock pursuant to the merger of VO Holdings with and into Vieco USA with Vieco USA being the surviving entity occurred prior to the Closing;

●	the vesting and settlement of 290,689 granted and outstanding VO Holdings SARs with 174,825 shares of Vieco USA common stock for which the performance condition was deemed satisfied upon the merger of VO Holdings with and into Vieco USA occurred prior to the Closing;

●	the surrender and exchange of all issued and outstanding shares of Vieco USA common stock into 303,320,884 shares of Virgin Orbit common stock as adjusted by the Exchange Ratio; and

●	the cancellation and exchange of all 8,658,565 granted and outstanding vested and unvested Vieco USA Options into 10,825,081 Virgin Orbit Options exercisable for shares of Virgin Orbit common stock with the same terms and vesting conditions except for the number of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio.

Other Related Events in connection with the Business Combination

Other related events that occurred in connection with the Business Combination are summarized below:

●	the filing and effectiveness of Virgin Orbit’s certificate of incorporation and the effectiveness of Virgin Orbit’s bylaws, each of which occurred immediately prior to the Effective Time and the closing of the PIPE Investment;

●	the sale and issuance of 10,000,000 shares of Virgin Orbit common stock at a purchase price of $10.00 per share for an aggregate purchase price of $100.0 million pursuant to the Subscription Agreements entered in connection with the PIPE Investment;

●	the sale and issuance of 6,020,000 shares of Virgin Orbit common stock, of which 5,820,000 shares were issued to Virgin Group, pursuant to the Additional Equity Amount, and 200,000 shares were issued to the co-chairmen of NextGen, at a price of $10.00 per share, in order to satisfy the Minimum Cash Condition included in the Merger Agreement;

●	the forfeiture and cancellation of 765,000 Class B ordinary shares held by the Sponsor for no consideration prior to the Closing;

●	the grant of a warrant to purchase 500,000 shares of Virgin Orbit common stock at $10.00 per share to a Third-Party PIPE Investor upon the Closing. The accounting treatment of the warrant is being evaluated to assess if the arrangement qualifies as an equity classified instrument or a liability classified instrument. If the arrangement is required to be accounted for as a liability, then the warrant will be recognized as a liability at fair value upon the Closing and remeasured to fair value at each balance sheet date in the future reporting periods with changes in fair value recorded in the Virgin Orbit consolidated statement of operations. Accordingly, no effect has been given to the unaudited pro forma condensed combined financial information pursuant to the grant of the warrant;

●	the effectiveness of Vieco USA’s new commercial relationships with Third-Party PIPE Investors that includes refundable prepayments by Virgin Orbit upon the Closing contingent on the delivery of services by the Third-Party PIPE Investors. The terms of these new commercial relationships, including payments, have not been finalized and remain subject to change. Accordingly, no effect has been given to the unaudited pro forma condensed combined financial information pursuant to commercial relationships;

●	the grant of stock options upon the Closing to executives of Virgin Orbit to purchase a number of shares of Virgin Orbit common stock. The stock options have a total grant date fair value of approximately $7.2 million and are subject to vest over four years. No effect has been given to the unaudited pro forma condensed combined financial information for transactions pursuant to the grant of stock options. See subsection entitled “Incentive Award Plan Proposal – Plan Benefits” in the Proxy Statement/Prospectus;

●	the effectiveness of Virgin Orbit, LLC’s trademark license agreement with VEL that was amended and restated and novated to Virgin Orbit (the Amended TMLA) upon consummation of the Business Combination as agreed upon by Virgin Orbit, LLC, NextGen and VEL on August 22, 2021. Pursuant to the terms of the Amended TMLA, Virgin Orbit will be obligated to pay VEL quarterly royalties equal to the greater of (a) a low single-digit percentage of its gross sales and (b) a mid-six figure amount in dollars, which increases to a low-seven figure amount in dollars over a four-year ramp up and thereafter increases in correlation with the consumer price index. See the subsection entitled “Information about Vieco USA — Intellectual Property — Virgin Trademark License Agreement” in the Proxy Statement/Prospectus;

●	during the Earnback Period following the Closing, the Sponsor has subjected 1,319,980 shares of issued and outstanding Virgin Orbit common stock, comprised of two separate tranches of 659,990 shares per tranche, to potential forfeiture to Virgin Orbit for no consideration until the occurrence (or deemed occurrence) of the respective Earnback Triggering Events. As the Earnback Triggering Events have not yet been achieved, these issued and outstanding Sponsor Earnback Shares are treated as contingently recallable in the pro forma condensed combined financial information; and

●	during the Earnback Period following the Closing, the Sponsor has subjected 1,015,190 warrants of issued and outstanding Virgin Orbit warrants underlying Virgin Orbit common stock, comprised of two separate tranches of 507,595 shares per tranche, to potential forfeiture to Virgin Orbit for no consideration until the occurrence (or deemed occurrence) of the respective Earnback Triggering Events. As the Earnback Triggering Events have not yet been achieved, these issued and outstanding Sponsor Earnback Warrants are treated as contingently recallable in the pro forma condensed combined financial information.

Other Reorganization Events

Other reorganization and financing events consummated by NextGen and Vieco USA that are not yet reflected in the historical financial information of NextGen and Vieco USA and are considered material transactions separate from the Business Combination are summarized below:

●	the surrender and exchange of all 100 issued and outstanding shares of Vieco USA common stock and 242,423,615 shares of VO Holdings common stock into 242,423,615 shares of Vieco USA common stock pursuant to the merger of VO Holdings with and into Vieco USA with Vieco USA being the surviving entity that had occurred prior to the Closing; and

●	the vesting and settlement of 290,689 granted and outstanding VO Holdings SARs with 174,825 shares of Vieco USA common stock for which the performance condition is deemed satisfied upon the merger of VO Holdings with and into Vieco USA that had occurred prior to the Closing.

Expected Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NextGen will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Virgin Orbit will represent a continuation of the financial statements of Vieco USA with the Business Combination treated as the equivalent of Vieco USA issuing shares for the net assets of NextGen, accompanied by a recapitalization. The net assets of NextGen will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Vieco USA in future reports of Virgin Orbit.

Vieco USA has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Vieco USA Stockholders have a relative majority of the voting power of Virgin Orbit;

●	The Virgin Orbit Board initially has seven (7) members, and Vieco USA stockholders will have the ability to nominate the majority of the members of the Virgin Orbit Board;

●	Vieco USA’s senior management comprises the senior management roles of Virgin Orbit and will be responsible for the day-to-day operations;

●	Virgin Orbit will assume the Vieco USA’s name of business; and

●	The intended strategy and operations of Virgin Orbit will continue Vieco USA’s current strategy and operations to develop small satellite launch solutions.

We currently expect the contingently forfeitable Sponsor Earnback Shares to be accounted for as equity classified instruments upon the Closing as the Earnback Triggering Events that determine the number of Sponsor Earnback Shares earned upon settlement or forfeited upon expiration only include events and adjustments that are considered solely indexed to the fair value of the Virgin Orbit common stock.

We currently expect the public warrants and the private placement warrants to remain liability classified instruments upon the Closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of Virgin Orbit upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Virgin Orbit following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. NextGen and Vieco USA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information reflects NextGen stockholders’ approval of the Business Combination on December 28, 2021 and the redemption of 31,480,291 public shares of NextGen’s Class A ordinary shares at approximately $10.00 per share based on trust account figures prior to the Closing on December 29, 2021 for an aggregate payment of $314.8 million.

The following summarizes the Virgin Orbit common stock issued and outstanding immediately after the Closing of the Business Combination on December 29, 2021:

	Fully Diluted Share Ownership in Virgin Orbit
	Pro Forma Combined
	Number of Shares	% Ownership
Requisite Vieco USA Stockholder(1)	307,801,419	85.3%
Other Vieco USA Stockholders	1,339,465	0.4%
Vieco USA PIPE Investors(2)	4,500,000	1.3%
Sponsor and Sponsor Related PIPE Investors(3)	17,267,791	4.8%
Public shareholders	6,779,166	1.9%
Third-Party PIPE Investors(4)	4,000,000	1.1%
Vieco USA Options(5)	10,825,081	3.0%
Public warrants	7,651,891	2.1%
Third-Party PIPE Investor warrant(6)	500,000	0.1%
Total	360,664,813	100.0%

(1)	Represents shares of Vieco USA common stock owned by the Requisite Vieco USA Stockholder at the Closing, of which approximately 81% was distributed to VIL following the Closing and the remainder was distributed to Fifteenth, as converted based on the Exchange Ratio, and 5,820,000 shares of Virgin Orbit common stock issued and sold to VIL pursuant to the Additional Equity Amount in order to satisfy the Minimum Cash Condition included in the Merger Agreement.
(2)	Reflects the sale and issuance of 4,500,000 shares of Virgin Orbit common stock to the Vieco USA PIPE Investors, including VIL and Fifteenth, at $10.00 per share.
(3)	The 17,267,791 shares owned by the Sponsor are inclusive of the 10,499,864 shares held by the Sponsor (exclusive of the 765,000 forfeited Class B ordinary shares and inclusive of the 1,319,980 Sponsor Earnback Shares), the 6,767,927 shares which may be acquired upon exercise of the private placement warrants held by the Sponsor (inclusive of the 1,015,190 Sponsor Earnback Warrants), the 1,500,000 shares of Virgin Orbit common stock issued at the Closing to the Sponsor Related PIPE Investors, and the 200,000 shares of Virgin Orbit common stock issued and sold to the co-chairmen of NextGen, affiliates of the Sponsor, for their contribution to satisfy the Minimum Cash Condition included in the Merger Agreement. The 1,319,980 Sponsor Earnback Shares and the 1,015,190 Sponsor Earnback Warrants have been restricted from transfer (subject to exceptions), subject to the occurrence (or deemed occurrence) of the Earnback Triggering Events during the Earnback Period. Any such securities not released from these transfer restrictions during the Earnback Period will be forfeited back to Virgin Orbit for no consideration.
(4)	Reflects the sale and issuance of 4,000,000 shares of Virgin Orbit common stock to the Third-Party PIPE Investors at $10.00 per share.
(5)	Includes equity awards under the 2017 Plan outstanding at the Closing as converted based on the Exchange Ratio.
(6)	Represents shares of Virgin Orbit common stock issuable under a warrant issued to a Third-Party PIPE Investor upon the Closing.

The unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the issued and outstanding public warrants issued in connection with NextGen’s initial public offering as such securities are not exercisable until the later of 30 days after the Closing of the Business Combination or 12 months from the closing of NextGen’s initial public offering. There are also no adjustments for the issued and outstanding Virgin Orbit Options with an estimated underlying 10,825,081 shares reserved for the potential future issuance of Virgin Orbit common stock and for the 33,491,991 shares reserved under the Virgin Orbit Equity Plans for the potential future issuance of common stock, as such events have not yet occurred.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021
(in thousands)

		Historical	Other		Transaction		Pro
	Historical	Vieco	Reorganization		Accounting		Forma
	NextGen	USA	Events	Notes	Adjustments	Notes	Combined
Assets
Current assets
Cash and cash equivalents	$3	$31,176	$-		$382,614	B	$211,936
	-	-	-		100,000	C	-
	-	-	-		(47,233)	D	-
					(314,824)	E	-
					60,200	F	-
Restricted cash	-	828	-		-		828
Accounts receivable, net	-	1,323	-		-		1,323
Contract assets	-	2,668	-		-		2,668
Inventory	-	22,841	-		-		22,841
Prepayments	783	8,913	-		-		9,696
Total current assets	786	67,749	-		180,757		249,292

Investments held in Trust Account	382,614	-	-		(382,614)	B	-
Property, plant and equipment, net	-	56,172	-		-		56,172
Right-of-use assets	-	15,046	-		-		15,046
Investments	-	11,558	-		-		11,558
Deferred transaction costs	-	6,300	-		-		6,300
Other noncurrent assets	-	388	-		-		388
Total assets	383,400	$157,213	$-		$(201,857)		$338,756

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$192	$9,712	$-		$-		$9,904
Current portion of lease obligation	-	1,617	-		-		1,617
Accrued liabilities	195	24,816	-		-		25,011
Deferred revenue	-	828	-		-		828
Due to related party	1	34	-		-		35
Note payable	770	-	-		-		770
Total current liabilities	1,158	37,007	-		-		38,165

Derivative warrant liabilities	24,225	-	-		-		24,225
Deferred underwriting commissions	13,391	-	-		(13,391)	D	-
Lease obligation, net of current portion	-	14,450	-		-		14,450
Deferred revenue, net of current portion	-	38,492	-		-		38,492
Other long-term liabilities	-	290	-		-		290
Total liabilities	38,774	90,239	-		(13,391)		115,622

NextGen’s Class A shares subject to possible redemption	382,595	-	-		(314,824)	E	-
					(67,771)	H	-

Stockholders’ equity
Vieco USA common stock	-	-	24	A	(24)	G	-
VO Holdings common stock	-	-	(2,421)	A	2,421	G	-
NextGen Class A ordinary shares	-	-	-		-	H	-
NextGen Class B ordinary shares	1	-	-		(1)	I	-
Virgin Orbit common stock	-	-	-		1	C	40
					1	F
	-	-	-		30	G	-
	-	-	-		7	H	-
	-	-	-		1	I	-
Additional paid-in capital	-	815,444	31,868	A	99,999	C	1,001,035
	-	-	-		(16,939)	D	-
	-	-	-		60,199	F
	-	-	-		(2,427)	G	-
	-	-	-		67,764	H
					-	I
	-	-	-		(54,873)	J	-
Accumulated deficit	(37,970)	(777,973)	-		54,873	J	(777,973)
	-	-	-		(16,903)	D	-
Accumulated other comprehensive income	-	32	-		-		32
Total stockholders’ equity of Vieco USA	(37,969)	37,503	29,471		(188,466)		223,134
Non-controlling interests in VO Holdings	-	29,471	(29,471)	A	-		-
Total stockholders’ equity	(37,969)	66,974	-		(188,466)		223,134
Total liabilities and stockholders’ equity	$383,400	157,213	$-		$(201,857)		$338,756

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2021
(in thousands, except per share data)

	Historical NextGen	Historical Vieco USA	Other Reorganization Events	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$-	$7,230	$-		$-		$7,230
Cost of revenue	-	25,370	-		-		25,370
Gross profit	-	(18,140)	-		-		(18,140)
Selling, general and administrative expenses	2,492	69,352	-		2,190	AA	74,034
General and administrative expenses - related party	140	-			-		140
Research and development expenses	-	36,026	-		-		36,026
Operating loss	(2,632)	(123,518)	-		(2,190)		(128,340)
Interest expense, net	-	(19)	-		-		(19)
Other income	-	8,204	-		-		8,204
Loss upon issuance of private placement warrants	(9)	-	-		-		(9)
Change in fair value of derivative warrant liabilities	(3,532)	-	-		-		(3,532)
Financing costs - derivative warrant	(606)	-	-		-		(606)
Net gain from cash equivalents held in Trust Account	20	-	-		(20)	BB	-
Loss before income taxes	(6,759)	(115,333)	-		(2,210)		(124,302)
Provision for income taxes	-	-	-		-		-
Net loss	(6,759)	(115,333)	-		(2,210)		(124,302)
Net loss attributable to non-controlling interests in VO Holdings	-	9,829	-		(9,829)	CC	-
Net loss attributable to Vieco USA	$(6,759)	$(105,504)	$-		$(12,039)		$(124,302)

Net loss attributable to common stockholders per share – basic and diluted	$(0.18)	$(1,055,040.00)	$0.00		$0.00		$(0.39)
Weighted average shares outstanding – basic and diluted	9,294,304	100	-		-		315,157,947

Net loss attributable to NextGen Class A ordinary shares subject to possible redemption – basic and diluted	$(0.18)	$0.00	$0.00		$0.00		$0.00
Weighted average shares outstanding of NextGen Class A ordinary shares subject to possible redemption – basic and diluted	28,153,778	-	-		-		-

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands, except per share data)

	Historical NextGen	Historical Vieco USA	Other Reorganization Events	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$-	$3,840	$-		$-		$3,840
Cost of revenue	-	3,168	-		-		3,168
Gross profit	-	672	-		-		672
Selling, general and administrative expenses	-	42,855	1,179	DD	1,420	EE	62,357
	-	-	-		16,903	FF	-
Research and development expenses	-	137,135	219	DD	-		137,354
Operating loss	-	(179,318)	(1,398)		(18,323)		(199,039)
Interest expense, net	-	(4,852)			-		(4,852)
Other income	-	62,671	-		-		62,671
Loss before income taxes	-	(121,499)	(1,398)		(18,323)		(141,220)
Provision for income taxes	-	5	-		-		5
Net loss	-	(121,504)	(1,398)		(18,323)		(141,225)
Net loss attributable to non-controlling interests in VO Holdings	-	3,397	-		(3,397)	GG
Net loss attributable to Vieco USA	$-	$(118,107)	$(1,398)		$(21,720)		$(141,225)

Net loss attributable to common stockholders per share – basic and diluted	$0.00	$(1,181,070.00)	$0.00		$0.00		$(0.51)
Weighted average shares outstanding – basic and diluted	-	100	-		-		275,762,993

Net loss attributable to NextGen Class A ordinary shares subject to possible redemption – basic and diluted	$0.00	$0.00	$0.00		$0.00		$0.00
Weighted average shares outstanding of NextGen Class A ordinary shares subject to possible redemption – basic and diluted	-	-	-		-		-

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NextGen will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Virgin Orbit will represent a continuation of the financial statements of Vieco USA with the Business Combination treated as the equivalent of Vieco USA issuing stock for the net assets of NextGen, accompanied by a recapitalization. The net assets of NextGen will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Vieco USA in future reports of Virgin Orbit.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination and the other events as if consummated on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 gives pro forma effect to the Business Combination and the other events as if consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Proxy Statement/Prospectus:

●	the historical unaudited financial statements of NextGen;

●	the historical audited consolidated financial statements of Vieco USA as of and for the year ended December 31, 2020;

●	the historical unaudited financial statements of Vieco USA for the nine months ended September 30, 2021; and

●	other information relating to NextGen and Vieco USA included in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “BCA Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with the sections entitled “NextGen’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Vieco USA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of the Report. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given Vieco USA incurred significant losses during the historical periods presented.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects the surrender and exchange of all 100 issued and outstanding shares of Vieco USA common stock and all 242,598,440 shares of VO Holdings common stock and in exchange for the issuance of 242,598,440 shares of Vieco USA common stock and the vesting and settlement of 290,689 granted and outstanding VO Holdings SARs with 174,825 shares of Vieco USA common stock for which the performance condition was deemed satisfied upon the merger of VO Holdings with and into Vieco USA occurred prior to the Closing.

(B)	Reflects the liquidation and reclassification of $382.6 million of investments held in the trust account to cash and cash equivalents that become available for generate corporate use by Virgin Orbit.

(C)	Reflects the proceeds of $100.0 million from the sale and issuance of 10,000,000 shares of Virgin Orbit common stock, of which the Sponsor Related PIPE Investors purchased 1,500,000 of such shares and the Vieco USA PIPE Investors, including VIL and Fifteenth, purchased 4,500,000 of such shares at a purchase price of $10.00 per share pursuant to the Subscription Agreements entered in connection with the PIPE Investment.

(D)	Represents the cash disbursement for the estimated direct and incremental transaction costs of $47.2 million, of which $16.9 million were incurred by NextGen and $19.3 million were incurred by Vieco USA in connection with the Business Combination, $1.4 million were incurred by NextGen in connection with the PIPE Investment, and $9.6 million relates to deferred underwriting fees in connection with NextGen’s initial public offering. The $16.9 million transaction costs incurred by NextGen in connection with the Business Combination were reflected as an adjustment to the unaudited pro forma condensed combined statements of operations as described in Note 2(FF) and accumulated deficit.

(E)	Represents the cash disbursed for the redemption of 31,480,291 public shares of NextGen’s Class A ordinary shares at approximately $10.00 per share based on trust account figures prior to the Closing on December 29, 2021 for an aggregate payment of $314.8 million.

(F)	Represents the issuance of 6,020,000 shares of Virgin Orbit common stock to satisfy the Minimum Cash Condition included in the Merger Agreement.

(G)	Represents the issuance of 303,320,884 shares of Virgin Orbit common stock to the holders of outstanding Vieco USA common stock at the Closing pursuant to the Merger Agreement to effect the reverse recapitalization.

(H)	Reflects the reclassification of the remaining 6,779,166 public shares of NextGen’s Class A ordinary shares after redemptions into permanent equity and the immediate conversion into shares of Virgin Orbit common stock on a one-to-one basis in connection with the Business Combination.

(I)	Reflects the conversion of 8,799,864 shares of NextGen’s Class B ordinary shares, after the forfeiture and cancellation of 765,000 shares held by the Sponsor for no consideration, into shares of Virgin Orbit common stock on a one-to-one basis upon the Closing.

(J)	Reflects the elimination of NextGen’s historical accumulated deficit after recording the transaction costs to be incurred by NextGen as described in Note 2(D) above with a corresponding adjustment for APIC of Virgin Orbit in connection with the reverse recapitalization at the Closing.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 were as follows:

(AA) Represents the net increase in trademark license royalty expense under the Amended TMLA.

(BB) Represents the elimination of investment income related to investments held in the trust account.

(CC) Represents the elimination of net loss attributable to non-controlling interests in VO Holdings.

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year end December 31, 2020 were as follows:

(DD) Represents the estimated stock-based compensation expense associated with the granted and outstanding VO Holdings SARs for which the performance condition is deemed to be satisfied upon the merger of VO Holdings with and into Vieco USA with Vieco USA being the surviving entity occurred prior to the Closing.

(EE) Represents the net increase in trademark license royalty expense under the Amended TMLA.

(FF) Represents the estimated NextGen transaction costs in connection with the Business Combination.

(GG) Represents the elimination of net loss attributable to non-controlling interests in VO Holdings.

3. Net Loss per Share

Represents the net loss per share calculated using the pro forma basic and diluted weighted average shares outstanding of Virgin Orbit common stock as a result of the pro forma adjustments. As the Business Combination are being reflected as if the reverse recapitalization had occurred on January 1, 2020, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share reflects (i) the historical Vieco USA common stock, as adjusted by the Exchange Ratio, outstanding as of the respective issuance date and (ii) assumes that the new shares issuable relating to the other reorganization and financing events, as adjusted by the Exchange Ratio, and the Business Combination have been outstanding as of January 1, 2020, the beginning of the earliest period presented.

Basic and diluted net loss per share attributable to common stockholders are presented in conformity with the two-class method required for participating securities. The 1,319,980 Sponsor Earnback Shares are securities that do not contractually entitle the holders of such shares to participate in nonforfeitable dividends and do not contractually obligate the holders of such shares to participate in losses. The unaudited pro forma condensed combined statement of operations reflects a net loss for the period presented and, accordingly, no loss amounts have been allocated to the Sponsor Earnback Shares. The Sponsor Earnback Shares have also been excluded from basic and diluted pro forma net loss per share attributable to common stockholders as such shares of Virgin Orbit common stock are contingently recallable until the Earnback Triggering Events have occurred.

The unaudited pro forma condensed combined per share information has been presented as follows:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Numerator:
Net loss attributable to common shareholders – basic and diluted	$(124,302)	$(141,225)

Denominator:
Virgin Group(1)	293,339,352	254,160,362
Other Vieco USA Stockholders	539,565	323,601
Sponsor	10,499,864	10,499,864
Public shareholders	6,779,166	6,779,166
Third-Party PIPE Investors	4,000,000	4,000,000
Weighted average shares outstanding – basic and diluted	315,157,947	275,762,993
Net loss per share attributable to common shareholders – basic and diluted	$(0.39)	$(0.51)

(1)	Includes 4,500,000 shares issued to Vieco USA PIPE Investors and 5,820,000 shares to VIL pursuant to the Additional Equity Amount upon the Closing.

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	Nine Months Ended	Year Ended
	September 30, 2021	December 31, 2020
Vieco USA Options	10,825,081	10,825,081
Private placement warrants	5,752,737	5,752,737
Public warrants	7,651,891	7,651,891
Third-Party PIPE Investor warrant	500,000	500,000

The 1,015,190 Sponsor Earnback Warrants are excluded from the pro forma anti-dilutive table as the underlying shares are contingently recallable until the Earnback Triggering Events have occurred.